EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Verint Systems Inc. on Form S-8 of our report dated March 31, 2004, appearing in Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP

Jericho, New York

November 2, 2004